Exhibit 10.2

FIRST NORTHWEST BANCORP

2020 EQUITY INCENTIVE PLAN

Effective May 5, 2020

9.3	Restriction Period	14
9.4	Forfeiture	15
9.5	Settlement of Restricted Awards.	15
9.6	Rights as a Shareholder	15
9.7	Effect of Change in Control	15
Article 10	PERFORMANCE SHARE AWARDS	16
10.1	General	16
10.2	Nature of Performance Shares	16
10.3	Performance Period	16
10.4	Performance Measures	16
10.5	Payment.	16
10.6	Effect of Change in Control	16
Article 11	DIVIDEND EQUIVALENTS	16
Article 12	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.	17
12.1	Plan Does Not Restrict the Company	17
12.2	Mandatory Adjustment	17
12.3	Adjustments by the Committee	17
Article 13	AMENDMENT AND TERMINATION	17
13.1	Amendment of Plan	17
13.2	Contemplated Amendments	17
13.3	No Impairment of Rights	17
13.4	Amendment of Awards	18
13.5	No Repricings or Underwater Buyouts	18
Article 14	MISCELLANEOUS	18
14.1	Tax Withholding	18
14.2	Unfunded Plan	18
14.3	Payments to Trust	18
14.4	Fractional Shares	18
14.5	Annulment of Awards	19
14.6	Engaging in Competition With the Company	19
14.7	Other Benefit and Compensation Programs	19
14.8	Securities Law Restrictions	19
14.9	Continuing Restriction Agreement	19
14.10	Governing Law	19

FIRST NORTHWEST BANCORP
2020 EQUITY INCENTIVE PLAN

ARTICLE 1.
ESTABLISHMENT AND PURPOSE

1.1    Establishment. First Northwest Bancorp ("the Company"), hereby establishes the First Northwest Bancorp 2020 Equity Incentive Plan (the "Plan"), effective on the Effective Date.

1.2    Purpose. The purpose of the Plan is to promote and advance the interests of the Company and its shareholders by enabling the Company to attract, retain, and reward key employees and directors of the Company and its Affiliates. It is also intended to strengthen the mutuality of interests between such employees and directors and the Company's shareholders. The Plan is designed to serve these purposes by authorizing equity‑based incentive awards to provide Participants a proprietary interest in pursuing the long‑term growth, profitability, and financial success of the Company.

1.3    Prior Plan. The Plan will be separate from the First Northwest Bancorp 2015 Equity Incentive Plan (the "Prior Plan"). The adoption of the Plan will neither affect nor be affected by the continued existence of the Prior Plan, except that after the Effective Date of the Plan, no further Awards will be granted under the Prior Plan.
ARTICLE 2.
DEFINITIONS

2.1    Defined Terms. For purposes of the Plan, the following terms have the meanings set forth below:
"Affiliate" means any "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Section 424(e) and (f), respectively, of the Code.
"Award" means an award or grant made to a Participant of Options, Stock Appreciation Rights, Restricted Awards, or Performance Share Awards pursuant to the Plan.
"Award Agreement" means an agreement as described in Section 6.4 of the Plan.
"Bank" means First Federal Savings and Loan Association of Port Angeles.
"Board" means the Board of Directors of the Company.
"Change in Control" means a change in the ownership or effective control of the Company or the Bank or a change in the ownership of a substantial portion of the assets of the Company or the Bank, as defined in Treasury Regulation § 1.409A‑3(i)(5) or in subsequent regulations or other guidance issued by the Internal Revenue Service; provided, however, that (a) an internal reorganization of the Company or an Affiliate or (b) the placement of an Affiliate into receivership or conservatorship by the Federal Deposit Insurance Corporation shall not constitute a "Change in Control." For purposes of illustration, a Change in Control generally occurs on the date that:
(i)    Any one person, or more than one person acting as a group, acquires ownership of the Company's or the Bank's stock that, together with stock already held by the person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Company's stock or the Bank's stock;

(ii)    Any one person, or more than one person acting as a group, acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition), ownership of the Company's stock or the Bank's stock that constitutes 35 percent or more of the total voting power of the Company's stock or the Bank's stock;
(iii)    A majority of members of the Board is replaced during any 12‑month period by directors whose appointment or election is not endorsed by a majority of the members of the Board or the Bank's board of directors, as applicable, before the date of the appointment or election; or
(iv)    Any one person, or more than one person acting as a group, acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition), assets from the Company or the Bank that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the Company's assets or the Bank's assets immediately before the acquisition.
"Change in Control Date" means the first date following the Grant Date on which a Change in Control has actually occurred.
"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.
"Company" means First Northwest Bancorp, a Washington corporation, or any successor corporation.
"Committee" means the committee appointed by the Board to administer the Plan as provided in Article 3 of the Plan.
"Common Stock" means the common stock of the Company.
"Continuing Restriction" means a Restriction contained in Sections 6.5(j), 15.5, 15.6, 15.8, and 15.9 of the Plan and any other Restrictions expressly designated by the Committee in an Award Agreement as a Continuing Restriction.
"Continuous Service" means (a) for employees of the Company or an Affiliate, the absence of any interruption or termination of service as an employee and (b) for Non-Employee Board Directors and Non-Employee Affiliate Directors, the absence of any interruption, removal, termination, or other cessation of service as a Non-Employee Board Director or Non-Employee Affiliate Director. An employee's Continuous Service is not considered interrupted in the case of a leave of absence or other time away from work during which Continuous Service is not considered interrupted in accordance with Company policies.
"Disability" means the condition of being permanently "disabled" within the meaning of Section 22(e)(3) of the Code, namely being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. However, the Committee may change the foregoing definition of "Disability" or may adopt a different definition for purposes of specific Awards.
"Effective Date" means the date on which the Plan is approved by the shareholders of the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute. Where the context so requires, any reference to a particular section of the Exchange Act, or to any rule promulgated under the Exchange Act, will be construed to refer to successor provisions to such section or rule.
"Fair Market Value" means, on any given day, the closing market price of the Common Stock. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the Fair Market Value will be determined by the Committee, including valuation by an independent appraisal that satisfies the requirements of Code Section 401(a)(28)(C) as of a date that is no more than 12 months before the date of the transaction for which the appraisal is used (e.g., the Grant Date of an Award) or such other reasonable valuation method acceptable under Treasury Regulation Section 1.409A-1(b)(5)(iv).
"Grant Date" means the date of grant of an Award.
"Incentive Stock Option" or "ISO" means any Option granted pursuant to the Plan that is intended to be and is specifically designated in its Award Agreement as an "incentive stock option" within the meaning of Section 422 of the Code.
"Non-Employee Affiliate Director" means a member of the board of directors of an Affiliate who is neither an employee of the Company or an Affiliate nor a member of the Board.
"Non-Employee Board Director" means a member of the Board who is not an employee of the Company or any Affiliate.
"Nonqualified Option" or "NQO" means any Option granted pursuant to the Plan that is not an Incentive Stock Option.
"Option" means an ISO or an NQO.
"Participant" means an employee of the Company or an Affiliate, a Non‑Employee Board Director, or a Non‑Employee Affiliate Director who is granted an Award under the Plan.
"Performance Goals" means goals approved by the Committee pursuant to Section 6.6 of the Plan.
"Performance Period" means a period of time over which performance is measured.
"Performance Share" means a Share or Share unit having a value equal to a Share that is the unit of measure by which is expressed the value of a Performance Share Award as determined under Article 10 of the Plan.
"Performance Share Award" means an Award granted under Article 10 of the Plan.
"Plan" means this First Northwest Bancorp 2020 Equity Incentive Plan, as set forth in this document and as it may be amended from time to time.
"Reporting Person" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.
"Restricted Award" means a Restricted Share or a Restricted Stock Unit granted pursuant to Article 9 of the Plan.

"Restricted Share" means an Award described in Section 9.1(a) of the Plan.
"Restricted Stock Unit" or "RSU" means an Award of units representing Shares described in Section 9.1(b) of the Plan.
"Restriction" means a provision in the Plan or in an Award Agreement that limits the exercisability or transferability, or governs the forfeiture, of an Award or the Shares, cash, or other property payable pursuant to an Award.
"Restriction Period" means a designated period pursuant to the provisions of Section 9.3 of the Plan.
"Retirement" means, subject to the terms of an Award, (a) in the case of an Employee, the termination of Continuous Service, other than a Termination for Cause, after the Participant has attained age 65, and (b) with respect to Non-Employee Board Directors and Non-Employee Affiliate Directors, the termination of Continuous Service after reaching normal retirement age as established by the Company, other than a Termination for Cause.
However, the Committee may change the foregoing definition of "Retirement" or may adopt a different definition for purposes of specific Awards.
"Share" means a share of Common Stock.
"Stock Appreciation Right" or "SAR" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Article 8 of the Plan.
"Termination for Cause" means termination upon an intentional failure to perform stated duties, a breach of fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates. No act or failure to act on a Participant's part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.
"Vest," "Vesting," or "Vested" means:
(a)    In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all Restrictions (other than Continuing Restrictions);
(b)    In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions);
(c)    In the case of an Award that is required to be earned by attaining specified Performance Goals, to be or to become earned and nonforfeitable, freely transferable, and free of all Restrictions (other than Continuing Restrictions); or
(d)    In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, or option, to be or to become immediately payable and free of all Restrictions (except Continuing Restrictions).

2.2    Number. Except where otherwise indicated by the context, the definition of any term in Section 2.1 in the singular also includes the plural, and vice versa.

ARTICLE 3
ADMINISTRATION

3.1    General. The Plan will be administered by a Committee composed as described in Section 3.2. The Board, at its discretion, may take any action that the Committee may take under the Plan, and may delegate its authority to administer the Plan, in each case, to the extent permitted by applicable law, rules, and regulations. References to the Committee under the Plan will be deemed to include a person acting within the scope of a delegation of authority from the Committee.

3.2    Composition of the Committee. The Committee will be appointed by the Board and will consist of not less than a sufficient number of Non‑Employee Board Directors who meet the independence requirements set forth under the corporate governance standards or listing rules of the national securities exchange or quotation system, if any, on which the Common Stock is traded for members of a committee charged with overseeing the compensation of officers as defined in Rule 16a‑1 under the Exchange Act and who satisfy the definition of "Non-Employee Director" set forth in Rule 16b‑3 under the Exchange Act. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, will be filled by the Board. In the event that the Committee ceases to satisfy the requirements of Rule 16b‑3, the Board will reconstitute the Committee as necessary to satisfy such requirements.

3.3    Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a)Construe and interpret the Plan and any Award Agreement;
(b)Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;
(c)Select the employees, Non‑Employee Board Directors, and Non‑Employee Affiliate Directors who will be granted Awards;
(d)Determine the number and types of Awards to be granted to each such Participant;
(e)Determine the number of Shares, or Share equivalents, to be subject to each Award;
(f)Determine the Fair Market Value of Shares if no public trading market exists for such Shares;
(g)Determine the option exercise price, purchase price, base price, or similar feature for any Award;
(h)Accelerate Vesting of Awards and waive any Restrictions, subject to the limitations set forth in Section 6.5(i) of the Plan;
(i)Determine whether the requirement of Continuous Service has been met by a Participant; and
(j)Determine all the terms and conditions of all Award Agreements, consistent with the requirements of the Plan.
Decisions of the Committee, or any delegate as permitted by the Plan, will be final, conclusive, and binding on all Participants.
3.4    Action by the Committee. A majority of the members of the Committee will constitute a quorum for the transaction of business. Action approved by a majority of the members present at any meeting at which a quorum is present, or action in writing by all of the members of the Committee, will be the valid acts of the Committee.

3.5    Liability of Committee Members. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant.

3.6    Costs of Plan. The costs and expenses of administering the Plan will be borne by the Company.

ARTICLE 4
DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

4.1    Duration of the Plan. The Plan is effective as of the Effective Date. Unless terminated by the Board on an earlier date, the Plan will terminate 10 years after the Effective Date. Termination of the Plan will not affect outstanding Awards.

4.2    Shares Subject to the Plan. The shares which may be made subject to Awards under the Plan are Shares of Common Stock, which may be either authorized and unissued Shares or reacquired Shares. Subject to adjustment pursuant to Article 13, the maximum number of Shares for which Awards may be granted under the Plan is 520,000, of which the maximum aggregate number of Shares for which ISOs may be granted under the Plan is 520,000. If an Award under the Plan is canceled or expires for any reason prior to having been fully Vested or exercised by a Participant or is exchanged for other Awards, is otherwise forfeited or terminated, or is payable or settled solely in cash, all Shares covered by such Awards will be added back into the number of Shares available for future Awards under the Plan. Notwithstanding the foregoing, in no event will any of the following Shares again become available for other Awards: (a) Shares tendered or withheld in respect of taxes, (b) Shares tendered or withheld to pay the exercise price of Options, (c) Shares repurchased by the Company from the Participant with the proceeds from the exercise of Options, and (d) Shares underlying any exercised SARS. Shares issued in connection with awards that are assumed, converted, or substituted pursuant to a merger, acquisition, or similar transaction entered into by the Company shall not reduce the number of Shares available for issuance under the Plan.

4.3    Reservation of Shares. The Company, during the term of the Plan and any outstanding Awards, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
ARTICLE 5
ELIGIBILITY

Officers and other key employees of the Company and its Affiliates (including employees who may also be directors of the Company or an Affiliate), Non‑Employee Board Directors, and Non-Employee Affiliate Directors who, in the Committee's judgment, are or will be contributors to the long‑term success of the Company, are eligible to receive Awards under the Plan.
ARTICLE 6
AWARDS

6.1    Types of Awards. The types of Awards that may be granted under the Plan are:
a.Options governed by Article 7 of the Plan;
b.Stock Appreciation Rights governed by Article 8 of the Plan;
c.Restricted Awards governed by Article 9 of the Plan; and
d.Performance Share Awards governed by Article 10 of the Plan.

In the discretion of the Committee, any Award may be granted alone, in addition to, or in tandem with other Awards under the Plan.
6.2    General. Subject to the limitations of the Plan, the Committee may cause the Company to grant Awards to such Participants, at such times, of such types, in such amounts, for such periods, with such option exercise prices, purchase prices, or base prices, and subject to such terms, conditions, limitations, and restrictions, as the Committee, in its discretion, deems appropriate. A Participant may receive more than one Award and more than one type of Award under the Plan.

6.3    Nonuniform Determinations. The Committee's determinations under the Plan or under one or more Award Agreements, including, without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, and (d) elections and determinations made by the Committee with respect to exercise or payments of Awards, need not be uniform and may be made by the Committee selectively among Participants and Awards, whether or not Participants are similarly situated.

6.4    Award Agreements. Each Award will be evidenced by a written agreement (an "Award Agreement") between the Company and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Committee.

6.5    Provisions Governing All Awards. All Awards are subject to the following provisions:

a.Alternative Awards. If any Awards are designated in their Award Agreements as alternative to each other, the exercise of all or part of one Award will automatically cause an immediate equal (or pro rata) corresponding termination of the other alternative Award or Awards.
b.Rights as Shareholders. Except as provided in Section 9.6 below, no Participant will have any rights of a shareholder with respect to Shares subject to an Award until such Shares are issued in the name of the Participant, including the right to receive cash dividends or dividend equivalents.
c.Employment Rights. Neither the adoption of the Plan nor the granting of any Award confers on any person the right to continued employment with the Company or any Affiliate or the right to remain as a director of the Company or any Affiliate, as the case may be, nor does it interfere in any way with the right of the Company or an Affiliate to terminate such person's employment or to remove such person as a director at any time for any reason, or for no reason, with or without cause.
d.Restriction on Transfer. Unless otherwise expressly provided in an individual Award Agreement, each Award (other than Restricted Shares after they Vest) will not be transferable other than by will or the laws of descent and distribution and each Award will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, any Award may be surrendered to the Company pursuant to Section 6.5(g).
e.Termination of Continuous Service. The terms and conditions under which an Award may be exercised, if at all, after the termination of a Participant's Continuous Service will be determined by the Committee and specified in the applicable Award Agreement.
f.Limitation on Change in Control Vesting. Notwithstanding any other provision of this Plan, Awards will become Vested in connection with a Change in Control only if, or to the extent, such acceleration in the Vesting of the Awards does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.
g.Payment of Purchase Price and Withholding. The Committee, in its discretion, may include in any Award Agreement a provision permitting the Participant to pay (x) the purchase or option exercise price, if any, for the Shares or other property issuable pursuant to the Award, or (y) the Participant's federal, state, or local tax withholding obligations with respect to such issuance (which in no event may exceed the amount calculated based on the maximum individual tax rates in the jurisdiction applicable to the Participant), in whole or in part, by one or more of the following methods; provided, however, that the availability of any one or more methods of payment may be suspended from time to time if the Committee determines that the use of such payment method would result in adverse financial accounting treatment for the Company or a violation of laws or regulations applicable to the Company:
i.By delivering cash or a check;
ii.By delivering previously owned Shares (excluding Restricted Shares that have not Vested);
iii.By reducing the number of Shares or other property otherwise Vested and issuable pursuant to the Award (other than Awards of ISOs);
iv.In the event Shares are publicly traded, by delivery (in a form approved by the Committee) of an irrevocable direction to a securities broker acceptable to the Committee (subject to the provisions of any applicable statute or rule), to sell Shares subject to the Award and to deliver all or a part of the sale proceeds to the Company; or
v.In any combination of the foregoing or in any other form approved by the Committee.
Shares withheld or surrendered as described above will be valued based on their Fair Market Value on the date of the transaction. Any Shares withheld or surrendered with respect to a Reporting Person will be subject to such additional conditions and limitations as the Committee may impose to comply with the requirements of the Exchange Act.
h.Service Periods. At the time of granting an Award, the Committee may specify, by resolution or in the Award Agreement, the period or periods of service performed or to be performed by the Participant in connection with the grant of the Award.
i.Minimum Vesting Period. Except upon the death or Disability of a Participant or the occurrence of a Change in Control, no Award may Vest in whole or in part before the one-year anniversary of the Grant Date; provided, however, that Awards relating to up to an aggregate of 26,000 Shares may Vest in whole or in part on the Grant Date or during the first year following the Grant Date.
j.Clawback/Recovery. All compensation pursuant to Awards granted under the Plan will be subject to recoupment as required (i) by the Sarbanes-Oxley Act of 2002 or other applicable law or (ii) by any clawback policy that the Company is required or the Board determines to adopt, including under the listing standards, if any, of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. In addition, the Committee may impose such other clawback, recovery, or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate in its sole discretion, including without limitation in the event the Participant accepts employment with a competitor of the Company or otherwise competes with the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement with the Company or an Affiliate.

6.6    Performance Goals. In the event an Award is intended to be performance-based, the Committee will establish Performance Goals for each Performance Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on (a) performance criteria for the Company, an Affiliate, an operating group, or a branch, (b) a Participant's individual performance, or (c) a combination of both. Performance Goals may include objective and subjective criteria. During any Performance Period, the Committee may adjust the Performance Goals for such Performance Period as it deems equitable in recognition of unusual or nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine in its sole discretion. Prior to the payment of any Award intended to be performance-based, the Committee must certify, which certification shall be documented in writing, that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied.

6.7    Maximum Awards to Non-Employee Board Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan plus all other cash compensation paid by the Company to any Non-Employee Board Director in any calendar year shall not exceed a total of $150,000, excluding earnings accrued under deferred compensation plans. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or any successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

ARTICLE 7
OPTIONS

7.1    Types of Options. Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Options. The grant of each Option and the Award Agreement governing each Option will identify the Option as an ISO or an NQO. In the event the Code is amended to provide for tax‑favored forms of stock options other than or in addition to Incentive Stock Options, the Committee may grant Options under the Plan meeting the requirements of such forms of options. ISOs may not be awarded unless the Plan is approved by shareholders within 12 months of adoption of the Plan.

7.2    General. All Options will be subject to the terms and conditions set forth in Article 6 and this Article 7 and Award Agreements governing Options may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

7.3    Option Price. Each Award Agreement for Options will state the option exercise price per Share of Common Stock purchasable under the Option, which may not be less than 100 percent of the Fair Market Value of a Share on the Grant Date for all Options.

7.4    Option Term. The Award Agreement for each Option will specify the term of each Option as determined by the Committee; provided, however, that the term may not exceed 10 years from the Grant Date of such Option.

7.5    Time of Exercise. The Award Agreement for each Option will specify, as determined by the Committee:
a.The time or times when the Option becomes Vested and exercisable and whether the Option becomes Vested in full or in graduated amounts based on: (i) Continuous Service over a period specified in the Award Agreement, (ii) satisfaction of Performance Goals or other criteria specified in the Award Agreement, or (iii) a combination of Continuous Service and satisfaction of Performance Goals or other criteria;
b.Such other terms, conditions, and restrictions as to when the Option may be exercised as determined by the Committee; and
c.The extent, if any, to which the Option will remain exercisable after termination of the Participant's Continuous Service.
Subject to Section 6.5(i), an Award Agreement for an Option may, in the discretion of the Committee, provide whether, and to what extent, the time when an Option becomes exercisable may be accelerated or otherwise modified in the event of the death, Disability, or Retirement of the Participant.
7.6    Effect of Change in Control. If a Change in Control occurs prior to the Vesting of all or a portion of an Award of Options that is outstanding on the date of the Change in Control, and the Participant's

Continuous Service is terminated involuntarily other than due to a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting of any non-vested Award of Options shall be accelerated to the date of termination of the Participant's Continuous Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor, if any, to the Company's business and/or assets does not either assume the outstanding Award of Options or replace the outstanding Award of Options with an award that is determined by the Committee to be at least equivalent in value to such outstanding Award on the date of the Change in Control, then the Vesting of such outstanding Award shall be accelerated to the Change in Control Date.

7.7    Special Rules for Incentive Stock Options. In the case of an Option designated as an Incentive Stock Option, the terms of the Option and the Award Agreement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such ISO is granted, including but not limited to the following requirements:
a.Limited to Employees. ISOs may be granted only to employees of the Company or an Affiliate;
b.Ten Percent Shareholders. In the case of any ISO granted to a Participant who, as of the Grant Date, possesses or is treated as possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate of the Company, the option exercise price may not be less than 110 percent of the Fair Market Value of a Share on the Grant Date and the ISO may not remain exercisable after the expiration of five years from its Grant Date; and
c.$100,000 Annual Limitation. In the event that Options intended to be ISOs are granted to a Participant in excess of the $100,000 annual limitation set forth in Code Section 422(d)(1), the Options will be bifurcated so that the Options will be ISOs to the maximum extent allowable under that limitation and will be NQOs as to any excess over that limitation.

7.8    Restricted Shares. In the discretion of the Committee, the Shares issuable upon exercise of an Option may have restrictions similar to Restricted Awards if so provided in the Award Agreement for the Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1    General. Stock Appreciation Rights are subject to the terms and conditions set forth in Article 6 and this Article 8 and Award Agreements governing Stock Appreciation Rights may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

8.2    Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to the excess (or, if the Committee determines at the time of grant, a portion of the excess) of the Fair Market Value of a Share of Common Stock on the date of exercise of the SAR over the base price, as described below, on the Grant Date of the SAR, multiplied by the number of Shares with respect to which the SAR is being exercised. The base price will be designated by the Committee in the Award Agreement for the SAR and may be the Fair Market Value of a Share on the Grant Date of the SAR or such other higher price as the Committee determines. The base price may not be less than the Fair Market Value of a Share on the Grant Date of the SAR.

8.3    Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee. The Committee may also provide that a SAR will be automatically exercised on one or more specified dates or upon the satisfaction of one or more specified conditions.

8.4    Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in Shares, in other property, or in any combination of the foregoing, or any other form as the Committee may determine.

8.5    Effect of Change in Control. If a Change in Control occurs prior to the Vesting of all or a portion of an Award of SARs that is outstanding on the date of the Change in Control, and the Participant's Continuous Service is terminated involuntarily other than due to a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting of any non-vested Award of SARs shall be accelerated to the date of termination of the Participant's Continuous Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor, if any, to the Company's business and/or assets does not either assume the outstanding Award of SARs or replace the outstanding Award of SARs with an award that is determined by the Committee to be at least equivalent in value to such outstanding Award on the date of the Change in Control, then the Vesting of such outstanding Award shall be accelerated to the Change in Control Date.

ARTICLE 9
RESTRICTED AWARDS

9.1    Types of Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Shares or Restricted Stock Units.

a.Restricted Shares. An Award of Restricted Shares is an Award of Shares subject to such terms and conditions as the Committee deems appropriate, including, without limitation, a requirement that the Participant forfeit such Restricted Shares back to the Company upon termination of the Participant's Continuous Service for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such Restricted Shares. Each Participant receiving Restricted Shares will be issued a stock certificate (or other evidence of ownership on the books of the Company or the Company's duly authorized transfer agent) in respect of such Shares, registered in the name of such Participant, and will execute and deliver to the Company a stock power in blank with respect to the Shares evidenced by such certificate, if any.
b.Restricted Stock Units. An Award of Restricted Stock Units is an Award of RSUs (with each RSU having a value equivalent to one Share) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, and may include a requirement that the Participant forfeit such RSUs upon termination of Participant's Continuous Service for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement for such RSUs. The Committee will set the terms and conditions of the Award Agreement so that the Award of RSUs will comply with or be exempt from Code Section 409A.

9.2    General. Restricted Awards are subject to the terms and conditions of Article 6 and this Article 9 and Award Agreements governing Restricted Awards may contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee deems desirable.

9.3    Restriction Period. Award Agreements for Restricted Awards will provide that the Shares subject to Restricted Awards may not be transferred, and may provide that, in order for a Participant to Vest in such Restricted Awards, the Participant's Continuous Service must not be terminated, subject to relief for reasons specified in Section 9.7 or in the Award Agreement, for a period commencing on the Grant Date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award (the "Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of Shares received under a Restricted Award. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of Restrictions during the Restriction Period where the Restrictions lapse in installments), the Participant will be entitled to settlement of the Restricted Award or portion thereof, as the case may be.

9.4    Forfeiture. If a Participant's Continuous Service is terminated during the Restriction Period for any reason other than reasons which may be specified in an Award Agreement (such as death, Disability, or Retirement), the Award Agreement may require that all non‑Vested Restricted Shares or RSUs previously granted to the Participant be forfeited, except as provided in Section 9.7.

9.5    Settlement of Restricted Awards.

a.Restricted Shares. Upon Vesting of an Award of Restricted Shares, the restrictive stock legend on certificates, if any, for such Shares noting applicable Restrictions will be removed, the Participant's stock power, if any, will be returned, any stop transfer instructions in the records of the Company or its transfer agent will be removed, and the Shares will no longer be Restricted Shares.
b.Restricted Stock Units. Upon Vesting of an Award of RSUs, a Participant is entitled to receive payment in an amount equal to the aggregate Fair Market Value of the Shares covered by such RSUs at the expiration of the applicable Restriction Period. Payment in settlement of RSUs will be made as soon as practicable following the conclusion of the applicable Restriction Period in cash, in installments, in Restricted Shares, or in unrestricted Shares equal to the number of RSUs, or in any other manner or combination as the Award Agreement approved by the Committee, in its sole discretion, provides. A Participant shall be paid with respect to the Participant's RSUs no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A, unless the Award Agreement includes terms that comply with Section 409A.

9.6    Rights as a Shareholder. Unless the Award Agreement provides otherwise, a Participant will have, with respect to unforfeited Shares received under an Award of Restricted Shares, the right to vote the Shares, including during the applicable Restriction Period. Any cash dividends declared on the Common Stock will, with respect to Restricted Shares before they have Vested, be accrued and either paid to the Participant promptly following the Vesting of such Restricted Shares or forfeited upon the forfeiture of such Restricted Shares as provided in Section 9.4. Stock dividends issued with respect to non-Vested Shares granted under a Restricted Award will be treated as additional Shares covered by the Restricted Award and will be subject to the same Restrictions. A Participant will have no rights as a shareholder with respect to an Award of RSUs until Shares are issued to the Participant in settlement of the Award.

9.7    Effect of Change in Control. If a Change in Control occurs prior to the Vesting of all or a portion of a Restricted Award that is outstanding on the date of the Change in Control, and the Participant's Continuous Service is terminated involuntarily other than due to a Termination for Cause during the 365-day period following the date of such Change in Control, then the Vesting of any non-vested Restricted Award shall be accelerated to the date of termination of the Participant's Continuous Service. Notwithstanding the preceding sentence, if at the effective time of the Change in Control the successor, if any, to the Company's business and/or assets does not either assume the outstanding Restricted Award or replace the outstanding Restricted Award with an award that is determined by the Committee to be at least equivalent in value to such outstanding Award on the date of the Change in Control, then the Vesting of such outstanding Award shall be accelerated to the Change in Control Date.

ARTICLE 10
PERFORMANCE SHARE AWARDS

10.1    General. Performance Share Awards are subject to the terms and conditions set forth in Article 6 and this Article 10 and Award Agreements governing Performance Share Awards may contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee deems desirable.

10.2    Nature of Performance Shares. Each Performance Share shall represent the right of a Participant to receive an actual Share or Share unit having a value equal to one Share.

10.3    Performance Period. At the time of each Performance Share Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Share Award in existence with respect to a given Participant at any one time, and Performance Periods may differ.

10.4    Performance Measures. Performance Shares shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals established in accordance with Section 6.6.

10.5    Payment.

10.5.1 Following the end of the Performance Period, a Participant holding a Performance Share Award will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Shares, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.
10.5.2    Payment of Performance Shares shall be made in cash or Shares, as designated by the Committee in the Award Agreement. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. A Participant shall be paid with respect to the Participant's Performance Shares no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A, unless the Award Agreement includes terms that comply with Section 409A.

10.6    Effect of Change in Control. If a Change in Control occurs prior to the Vesting of all or a portion of an Award of Performance Shares that is outstanding on the date of the Change in Control, the Award will become payable in an amount calculated based on (a) achievement of all relevant Performance Goals at the "target" level or (b) actual achievement of such Performance Goals as of the date of the Change of Control, whichever calculation yields the higher payment amount.

ARTICLE 11
DIVIDEND EQUIVALENTS

Any Awards may, at the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the Shares covered by such Award, had such covered Shares been issued and outstanding on such dividend record date; provided that such dividend equivalents will be forfeited to the extent that the Shares covered by such Award are forfeited. Subject to the foregoing sentence, the Committee will establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

ARTICLE 12
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

12.1    Plan Does Not Restrict the Company. The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

12.2    Mandatory Adjustment. In the event of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other distribution of the Company's securities without the receipt of consideration by the Company, of or on the Common Stock, the Committee shall make proportionate adjustments or substitution to the aggregate number and type of Shares for which Awards may be granted under the Plan, the maximum number and type of Shares which may be sold or awarded to any Participant, the number and type of Shares covered by each outstanding Award, and the base price, exercise price, or purchase price per Share in respect of outstanding Awards.

12.3    Adjustments by the Committee. In the event of any change in capitalization affecting the Common Stock not described in Section 12.2 above, such proportionate adjustments, if any, as the Committee, in its sole discretion, may deem appropriate to reflect such change, will be made with respect to the aggregate number of Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Shares which may be sold or awarded to any Participant, the number of Shares covered by each outstanding Award, and the base price, exercise price, or purchase price per Share in respect of outstanding Awards. The Committee may also make such adjustments in the number of Shares covered by, and price or other value of, any outstanding Awards in the event of a spin‑off or other distribution (other than normal cash dividends), of Company assets to shareholders.

ARTICLE 13
AMENDMENT AND TERMINATION

13.1    Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan; provided that the Plan will terminate on May 5, 2030, if not terminated by the Board on an earlier date. No amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is required to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine whether such amendment will be contingent on shareholder approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

13.2    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Code Section 409A or to bring the Plan or Awards granted under it into compliance therewith.

13.3    No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing. However, an amendment of the Plan that results in a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of an Option, the difference between the Fair Market Value and the exercise price for all Shares subject to the Option, shall not be an impairment of the Participant's rights that requires consent of the Participant.

13.4    Amendment of Awards. Subject to Section 14.5, the Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that if any such amendment impairs a Participant's rights or increases a Participant's obligations under the Participant’s Award or creates or increases a Participant's federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant's consent (provided, however, a cancellation of an Award where the Participant receives a payment equal in value to the fair market value of the vested Award or, in the case of vested Options, the difference between the Fair Market Value of the Shares subject to an Option and the exercise price, shall not constitute an impairment of the Participant's rights that requires consent).

13.5    No Repricings or Underwater Buyouts. Except for adjustments made pursuant to Article 13, without the prior approval of the Company's shareholders, no Option or SAR granted under the Plan may:
13.5.1    be amended to decrease the exercise price (in the case of an Option) or base price (in the case of a SAR);
13.5.2    be cancelled in exchange for the grant of any new Option or SAR with a lower exercise or base price or any other new Award; or
13.5.3    otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or SAR (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option or SAR).

ARTICLE 14
MISCELLANEOUS
14.1    Tax Withholding. The Company has the right, prior to and as a condition to settlement of any Award under the Plan, including the delivery or Vesting of Shares or Awards, to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state, or local taxes of any kind required by law to be withheld with respect to such settlement or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan has the obligation to make arrangements satisfactory to the Company for the satisfaction of any such tax withholding obligations. The Company will not be required to make any such payment or distribution under the Plan until such obligations are satisfied.

14.2    Unfunded Plan. The Plan will be unfunded and the Company will not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan will be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company will be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.3    Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

14.4    Fractional Shares. No fractional Shares will be issued or delivered under the Plan or any Option and Options granted under the Plan will not be exercisable with respect to fractional Shares. In lieu of such fractional Shares, the Company will pay an amount in cash equal to the same fraction using the Fair Market Value of a Share of Common Stock.

14.5    Annulment of Awards. Any Award Agreement may provide that the grant of an Award payable in cash is revocable until cash is paid in settlement thereof or that grant of an Award payable in Shares is revocable until the Participant becomes entitled to the certificate (or other evidence of ownership) in settlement thereof. In the event a Participant's Continuous Service is terminated due to Termination for Cause, any Award which is revocable will be annulled as of the date of such Termination for Cause.

14.6    Engaging in Competition With the Company. Any Award Agreement may provide that, if a Participant’s Continuous Service is terminated voluntarily and within a period of time (as specified in the Award Agreement) after the date thereof accepts employment with any competitor of (or otherwise engages in competition with) the Company, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award that is realized or obtained (measured at the date of exercise, Vesting, or payment) by such Participant at any time during the period beginning on the date that is six months prior to the date that such Participant's Continuous Service is terminated.

14.7    Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan are not to be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other the Company or Affiliate plans, arrangements, or programs. The Plan notwithstanding, the Company or any Affiliate may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain, and reward employees and directors for their service with the Company and its Affiliates.

14.8    Securities Law Restrictions. No Shares may be issued under the Plan unless counsel for the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for, or other evidence of ownership of, Shares delivered under the Plan may be subject to such stop‑transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or registered securities association upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.9    Continuing Restriction Agreement. Each Participant will, if requested by the Company and as a condition to issuance of Shares under the Plan upon an Award or exercise of an Award granted under the Plan that results in the issuance of Shares, become a party to and be bound by a stock restriction or other agreement with the Company containing restrictions on transfer of Shares, including, without limitation, a right of first refusal for the benefit of the Company, a market stand-off provision, or such other terms as the Company may reasonably require.

14.10    Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Washington, without regard to principles of conflicts of laws.

As approved by the shareholders of First Northwest Bancorp on May 5, 2020.